EXHIBIT 10.4
AMENDMENT TO
COMPENSATION TERM SHEET

THIS AMENDMENT TO COMPENSATION TERM SHEET (this “Amendment”), effective as of November 1, 2025 (the “Amendment Effective Date”), is entered into by and between T-Mobile US, Inc. (the “Company”), and Michael J. Katz (“Executive”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Term Sheet (as defined below).
RECITALS
WHEREAS, the Company and Executive are parties to that certain Compensation Term Sheet, dated as of March 18, 2025 (the “Term Sheet”), which sets forth the terms and conditions of Executive’s employment as President, Marketing, Strategy and Products of the Company; and
WHEREAS, the Company and Executive mutually desire to amend the Term Sheet as set forth herein.
NOW, THEREFORE, in consideration of Executive’s continued employment with the Company, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, effective as of the Amendment Effective Date, the Company and Executive hereby agree as follows:
AMENDMENT
1.Compensation.
(i) Base Salary. The “Salary” paragraph under the section of the Term Sheet entitled “Compensation” is hereby amended in its entirety to provide that, during the Term, Executive shall receive an annual base salary (the “Base Salary”) of no less than $975,000 (pro-rated for any partial year of employment), payable in accordance with the Company’s standard payroll practices (but no less often than monthly). In addition, commencing with the first payroll period for each calendar year commencing during the Term (commencing with calendar year 2026 and measured as of January 1st of the applicable calendar year), Executive’s Base Salary shall be increased by the Compensation Committee of the Board or a Subcommittee thereof (in either case, the “Committee”) as follows: (i) for each of calendar years 2026 and 2027, the Base Salary shall be increased to the greater of (x) the Base Salary in effect for the immediately preceding calendar year and (y) the 50th percentile of the then-current annual base salary for the most highly compensated executive officer role (excluding Chief Executive Officers, Chief Financial Officers and, if applicable, Executive Chairs) (such most highly compensated executive officer roles, “Peer Officers”) in the Company’s then-current peer group utilized by the Committee for executive compensation decisions (as determined by the Committee) (the “Peer Group”); and (ii) for calendar year 2028 and each subsequent calendar year, the Base Salary shall be increased to the greater of (x) the Base Salary in effect for the immediately preceding calendar year and (y) the 60th percentile of the then-current annual base salary for Peer Officers in the Company’s then-current Peer Group (in each case, subject to Executive’s continued employment through the date of the applicable increase and with Peer Group base salaries measured as of January 1st of the applicable calendar year and rounded up to the nearest hundred thousand dollars).
(ii) Long-Term Incentive. The first bullet of the “Long-Term Incentive (“LTI”)” paragraph under the section of the Term Sheet entitled “Compensation” is hereby amended in its entirety to provide that for each calendar year commencing after the Amendment Effective Date during the Term, Executive will receive annual LTI awards with an aggregate target grant-date value

(the “Target LTI”) of no less than $8,575,000. Without limiting the foregoing, Executive’s Target LTI shall be increased by the Committee as follows: (i) effective for annual LTI grants made during each of calendar years 2026 and 2027, the Target LTI shall be increased to the greater of (x) the Target LTI in effect for the prior calendar year and (y) the 50th percentile of the then-current target grant date value of annual equity incentive awards for Peer Officers in the Company’s then-current Peer Group; and (ii) effective for annual LTI grants made during calendar year 2028 and each subsequent calendar year, the Target LTI shall be increased to the greater of (x) the Target LTI in effect for the prior calendar year and (y) the 60th percentile of the then-current target grant date value of annual equity incentive awards for Peer Officers in the Company’s then-current Peer Group (in each case, subject to Executive’s continued employment with the Company through the applicable grant date and with Peer Group target grant date annual equity incentive award values rounded up to the nearest hundred thousand dollars).
2.Qualifying Retirement.
(i)General. Executive may voluntarily terminate his employment upon written notice to the Company (the “Retirement Notice”), effective as of the fifth (5th) anniversary of the Amendment Effective Date (the “Retirement Date”); provided that the Retirement Notice (i) must be given at least twelve (12) months prior to the Retirement Date and (ii) cannot be given any earlier than January 1 of the calendar year preceding the calendar year in which the Retirement Date occurs (a voluntary termination that satisfies all of the conditions in this sentence, a “Qualifying Retirement”). Notwithstanding the foregoing, following the Company’s receipt of a Retirement Notice from Executive, the Company may, in its discretion, accelerate the date of the Executive’s Qualifying Retirement (such that the Termination Date occurs earlier than the Retirement Date on such date as determined by the Company in its discretion) upon written notice to Executive setting forth Executive’s Termination Date (a “Company Retirement Acceleration”). The parties hereto acknowledge and agree that if a Company Retirement Acceleration occurs, Executive’s termination of employment pursuant to such Company Retirement Acceleration shall constitute a Qualifying Retirement for purposes of the Term Sheet and shall not constitute a termination by the Company with or without Cause or a resignation by Executive with or without Good Reason. For the avoidance of doubt, nothing in this Section 2 prohibits the Company from terminating Executive’s employment with Cause or Executive from resigning without Good Reason, in either case, after the date on which the Retirement Notice is delivered to the Company, and any such termination or resignation shall not constitute a “Company Retirement Acceleration” hereunder.
(ii)Effect of Qualifying Retirement. If Executive’s employment is terminated due to a Qualifying Retirement, subject to (x) Executive’s timely execution and non-revocation of the Release and the Release becoming fully effective (including, without limitation, the lapse of any revocation period) no later than the sixtieth (60th) day following the Termination Date and (y) Executive’s continued compliance with the terms and conditions of the Restrictive Covenant Agreement, Executive shall receive the following payments and benefits (collectively, the “Retirement Benefits”):
(a)the payments and benefits set forth under subsections (a) through (g) under the section of the Term Sheet entitled “Severance”, payable to Executive at such times and in such manner as set forth in the Term Sheet; provided, however, that subsections (d) and (e) under the section entitled “Severance” of the Term Sheet shall only apply to LTI awards granted prior to the Amendment Effective Date and that remain outstanding as of the Termination Date; and
(b)each LTI award that was granted on or after the Amendment Effective Date and that is outstanding as of the Termination Date shall continue to vest and be paid to Executive in accordance with the terms of the applicable award agreement(s).

(iii)Severance Benefits. The Term Sheet is hereby amended to provide that, solely for purposes of the last two paragraphs of the section of the Term Sheet entitled “Severance,” “Severance Benefits” means, as applicable, (x) the Severance Benefits or (y) the Retirement Benefits.
3.The Term Sheet is hereby amended to the extent necessary to reflect this Amendment.
4.This Amendment shall be and hereby is incorporated into and forms a part of the Term Sheet.
5.Except as expressly provided herein, all terms and conditions of the Term Sheet shall remain in full force and effect.
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    IN WITNESS WHEREOF, the Company and Executive have executed this Amendment effective as of the date first above written.

COMPANY
T-Mobile US, Inc.

/s/     Deeanne King
Name:     Deeanne King
Title:     EVP and Chief People Officer

EXECUTIVE

/s/ Michael J. Katz
Michael J. Katz

(Signature Page to Amendment to Compensation Term Sheet)